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                                                                    Exhibit 21

                        Horace Mann Educators Corporation
      Significant Subsidiaries and Their Respective States of Incorporation
                                December 31, 1998





       Allegiance Insurance Company - California

       Allegiance Life Insurance Company - Illinois

       Horace Mann Life Insurance Company - Illinois

       Horace Mann Insurance Company - Illinois

       Teachers Insurance Company - Illinois

       Horace Mann Investors, Inc. - Maryland

       Horace Mann Service Corporation - Illinois